AGREEMENT

Agreement is entered into between Point of View and Medina International Holdings, Inc. on April 18, 2005.

Point of View (POV) intends to license the Fixed Asset Software to Medina International Holdings, Inc. (MIH) on the following terms.

1. Term of the Licensing agreement will be three year and extended by both the parties every year there after upon mutually agreed terms.

2. MIH will buy from POV minimum of ten units of the software a month at a cost of $250. 3. POV will supply ten units of software every month.

4.   MIH will buy the scanner from market.

5. MIH will provide $25,000 to upgrade the software from client version to ASP (Web enabled).

6. POV will extend MIH three years licensing agreement from the date of delivery of the ASP version.

7. MIH will commit to issue Two Hundred Forty Thousand restricted shares for three years licensing. 20,000 Shares will be released every quarter starting from May 1, 2005.

8.   The agreement covers the whole of United States and Canada.

9.   MIH has the right to sub-license to any other entity.

10.  Fax signatures are accepted for entering into agreement.

11. MIH will have the right to cancel the agreement by giving three months notice.



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Phanibhusan Sharma                         Daniel Medina
Point of View                              Medina International Holdings, Inc.
226 5th Cross Road,                        10088, 6th Street , Rancho Cucamonga,
II Block, Jayanagar,                       California, 91730
Bangalore, 560011                          USA
India

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